Exhibit 99.2

Product and Segment Revenues
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Product revenues:
Loop Access	$39,437	$47,519	$168,019	$204,874
Carrier Systems	56,911	43,459	215,715	206,225
Business Networking	27,883	21,435	100,451	89,577
Total	$124,231	$112,413	$484,185	$500,676

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$28,342	$19,466	$111,470	$102,335
Optical Access (included in Carrier Systems)	16,336	12,588	60,596	53,844
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	22,961	15,707	79,979	65,791
Total Growth Products	67,639	47,761	252,045	221,970
Percentage of Total Revenue	54%	42%	52%	44%

HDSL (does not include T1) (included in Loop Access)	35,396	41,710	150,276	179,814
Other Products	21,196	22,942	81,864	98,892
Total Traditional Products	56,592	64,652	232,140	278,706
Percentage of Total Revenue	46%	58%	48%	56%

Total	$124,231	$112,413	$484,185	$500,676

Segment Revenues:
Carrier Networks	$93,856	$86,762	$371,349	$392,219
Enterprise Networks	30,375	25,651	112,836	108,457
Total	$124,231	$112,413	$484,185	$500,676

Sales by Geographic Region:
United States	$116,496	$104,345	$456,402	$470,563
International	7,735	8,068	27,783	30,113
Total	$124,231	$112,413	$484,185	$500,676